Exhibit 3.119

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THE CAPITAL MARKETS COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 7:36 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2957049 8100	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5808302

070765777	DATE: 07-02-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:51 PM 06/28/2007
FILED 07:36 PM 06/28/2007
SRV 070765777—2957049 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

THE CAPITAL MARKETS COMPANY

The Capital Markets Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is The Capital Markets Company. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 23, 1998.

2. Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation amends the provisions of the Certificate of Incorporation of the Corporation.

3. The terms and provisions of this Amendment to the Certificate of Incorporation of the Corporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(d) of the General Corporation Law of the State of Delaware has been given to those stockholders whose written consent has not been obtained.

4. Article SEVENTH of the original Certificate of Incorporation of the Corporation is hereby deleted.

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IN WITNESS WHEREOF, The Capital Markets Company has caused this Certificate of Amendment of its Certificate of Incorporation to be executed by its duly authorized officer as of June 28, 2007.

THE CAPITAL MARKETS COMPANY

By:	/s/ Christopher A. Clouse
Name: Christopher A. Clouse
Title: Secretary

Certificate of Amendment

(The Capital Markets Company)

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “THE CAPITAL MARKETS COMPANY” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF OCTOBER, A.D. 1998, AT 12 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF MARCH, A.D. 2000, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “THE CAPITAL MARKETS COMPANY”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2957049 8100H	AUTHENTICATION: 5697438
070602548	DATE: 05-22-07

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 10/23/1998
981409394—2957049

CERTIFICATE OF INCORPORATION

OF

THE CAPITAL MARKETS COMPANY

The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is The Capital Markets Company.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be to provide consulting services relating to information technology and business solutions for the worldwide capital markets industry; to develop software products and solutions relating to the foregoing; and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200,000 shares of Common Stock, with a par value of $.01.

FIFTH: The name and the mailing address of the incorporator is as follows:

NAME	ADDRESS
Steven R. London	Brown, Rudnick, Freed & Gesmer, P.C.
One Financial Center Boston, MA 02111

SIXTH: The Corporation shall have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the

State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

NINTH: (a) The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this paragraph (a) of this Article Ninth shall adversely affect any right or protection of a person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

(b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

Signed on the 22nd day of October, 1998

/s/ Steven R. London
Steven R. London, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 03/16/2000
001134246 – 2957049

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE CAPITAL MARKETS COMPANY

(Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware)

The undersigned, acting in his capacity as President of The Capital Markets Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certify as follows:

FIRST: That the name of the Corporation is The Capital Markets Company. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on October 23, 1998.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, as amended, of the Corporation, and that thereafter, pursuant to such resolutions of the Board of Directors, a consent of stockholders in lieu of meeting was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon would have been present and voted.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The Certificate of Incorporation, as amended, of the Corporation shall be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is The Capital Markets Company.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19501. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL. The Corporation is to have perpetual existence.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.01 per share.

ARTICLE V

The duration of the Corporation is perpetual.

ARTICLE VI

The Corporation shall, to the fullest extent permitted by the General Corporation Law, as the same time as may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by the General Corporation Law, as to action in any capacity in which such person served at the request of the Corporation.

ARTICLE VII

Any action required or permitted by law to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty days of the earliest dated consent delivered pursuant to this Article VII, written consents signed by the sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in this Article VII. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President of the Corporation this first day of October 1999, and they hereby affirm that the statements made herein are true under the penalties of perjury.

/s/ Paul Luc Robert Heyvaert
Paul Luc Robert Heyvaert

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